UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): September 26, 2017

WestRock Company

(Exact name of registrant as specified in charter)

Delaware	001-37484	47-3335141
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

501 South 5th Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

(804) 444-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The board of directors (the “Board”) of WestRock Company has determined that a portion of the stock grants awarded to Steven C. Voorhees, the Company’s chief executive officer and president, on January 31, 2014 (the “2014 Award”) and August 5, 2015 (the “2015 Award”) inadvertently exceeded the limits set forth in the Amended and Restated 2004 Incentive Stock Plan (the “Plan”). Specifically, the Board, with the assistance of independent counsel retained by the Board and a cross-functional working group, concluded that Mr. Voorhees received 39,555 shares of WestRock common stock in excess of the limit set forth in the Plan for the 2014 Award and 50,326 shares, at target, in excess of the limit set forth in the Plan for the 2015 Award. Based on these determinations, on September 26, 2017, the Board, following the recommendation of the Compensation Committee, determined to take the following actions in order to bring the 2014 Award and the 2015 Award into compliance with the terms of the Plan:

•	require Mr. Voorhees to return to the Company 20,588 shares of WestRock common stock, representing the number of shares awarded as part of the 2014 Award in excess of the applicable limit, net of 18,967 shares that were withheld to satisfy applicable income and employment taxes, plus $24,706 representing cash dividends received by Mr. Voorhees on the 20,588 shares of stock, and
•	reduce the 2015 Award by 50,326 unvested shares, representing the number of shares awarded with the 2015 Award in excess of the applicable limit.

In taking these actions, the Board, assisted by its independent compensation consultant, also confirmed that Mr. Voorhees’ total compensation in fiscal 2014 and 2015, including the equity compensation that was inadvertently awarded in excess of the applicable limits in each of those years, was appropriate and aligned with the Company’s stockholders’ interests. Having confirmed that the compensation it had established for Mr. Voorhees was appropriate and reasonable, and desiring to fulfill its original intentions, the Board discussed approving a one-time stock award to Mr. Voorhees and plans to further consider making such an award in calendar 2018.

Mr. Voorhees recused himself from deliberations of the Compensation Committee and the Board concerning these matters.

At the request of the Board, WestRock’s management has implemented additional processes relating to the future granting of equity awards to ensure those grants comply with the terms of the relevant plan, including its grant limits.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTROCK COMPANY
(Registrant)

Date: September 28, 2017	By:	/s/ Robert B. McIntosh
Robert B. McIntosh
Executive Vice-President, General Counsel and Secretary